Exhibit 32
CERTIFICATION
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350
      The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. §1350.
      Dominic J. Pileggi, the Chief Executive Officer, and Kenneth W. Fluke, the Chief Financial Officer, of Thomas & Betts Corporation (the “Corporation”), each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.
Dated this 5th day of August 2005.

/s/ Dominic J. Pileggi

Dominic J. Pileggi
President and Chief Executive Officer

/s/ Kenneth W. Fluke

Kenneth W. Fluke
Senior Vice President and
Chief Executive Officer